EXHIBIT 99.2
IDM Pharma ODAC Panel Conference Call
Wednesday, May 9, 2007; 5:00 p.m. ET

Operator
Good afternoon, ladies and gentlemen. Welcome to IDM Pharma’s conference call hosted by Dr. Sylvie Gregoire, Executive Chair of the IDM Pharma Board of Directors, and Dr. Jean-Loup Romet-Lemonne, Founder and Chief Executive Officer. My name is XXX, and I will be your conference coordinator. Initially, all participants will be on listen-only, with a question and answer session to follow at the end of the presentation. Should anyone require assistance key star, zero and a coordinator will assist you.
I’d now like introduce, Dr. Sylvie Gregoire.

Sylvie
Thank you very much. Good afternoon, everyone. Thank you for joining us for this afternoon’s conference call to discuss today’s ODAC panel opinion that the results of INT 0133, the Company’s phase 3 study, did not provide substantial evidence of effectiveness of Junovan™ (mifamurtide) in the treatment of patients with non-metastatic, resectable osteosarcoma receiving combination chemotherapy. I need to remind you that during this call, we will be making forward-looking statements that are subject to risks and uncertainties that may cause actual results to differ from the results discussed in the forward-looking statements. Reference to these risks and uncertainties is made in today’s press release and they are disclosed in detail in our most recent 10-K and other public disclosure filings with the U.S. Securities and Exchange Commission.

Before turning the call over to Dr. Jean-Loup Romet-Lemonne, allow me to first remind you of the context in which we had this panel meeting today. IDM submitted an application for Junovan (mifamurtide for injection) with the FDA on Oct. 25, 2006. The submission requests marketing approval for the use of Junovan, in combination with chemotherapy, to treat children with primary high grade, resectable, non-metastatic osteosarcoma. This is an orphan disease where no progress has been made in terms of outcome over the last 20 years. The phase 3 trial that is the basis for this submission represents the largest trial ever done in this population and it was performed by the Children’s Oncology Group under the auspices of the National Cancer Institute. Now to talk about today’s panel discussion, I will turn the call over to Dr. Romet-Lemonne.

Jean-Loup
Good afternoon and thank you for joining us today. As you now know, the Oncologic Drugs Advisory Committee today voted 12-2 that the results of the phase 3 study did not provide substantial evidence of effectiveness of Junovan (mifamurtide) in osteosarcoma. While we are disappointed with today’s vote, the panel did acknowledge the significant unmet medical need for the treatment of children with osteosarcoma. The panel reviewed a wealth of scientific and clinical evidence generated during the development of Junovan, through the diligent work of the Children’s Oncology Group. Our view is that this large phase 3 study offers compelling data regarding overall survival, as well as disease free survival, in patients who received Junovan. We have agreed with the NCI and the Children’s Oncology Group to gather follow-up data on these patients. We are committed to working with the FDA to address the issues raised in order to complete the FDA’s evaluation of our New Drug Application.
Those who followed this morning’s meeting heard first-hand from physicians and patients of the need for new and effective osteosarcoma therapies. Although osteosarcoma affects a small number of people, any treatment shown to increase survival in children can have a dramatic impact.

The FDA will consider ODAC’s recommendation when reviewing the new drug application for Junovan. We will continue to work with the agency to support the ongoing review of our application.
We expect the FDA to complete its evaluation of our New Drug Application for Junovan in late August 2007.
At this time we would like to open the call up to any questions you may have. Operator?
Q&A
Sylvie
Thanks again for joining our call today. We look forward to updating you in the near future on Junovan and other products in our pipeline.
End of call